Callaway Golf Company Announces Second Quarter And First Half 2013 Earnings Growth; Provides Revised Guidance; And Confirms Turnaround Plan Is On Track

- 2013 second quarter earnings per share of $0.12, compared to break-even in 2012 with 2013 first half earnings per share of $0.59 compared to $0.41 in 2012

- 2013 second quarter non-GAAP earnings per share of $0.12, compared to $0.05 in 2012 with 2013 first half earnings per share of $0.45 compared to $0.25 in 2012

CARLSBAD, Calif., July 25, 2013 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its second quarter and first half 2013 financial results. The announced results were generally consistent with the first half guidance provided by the Company last quarter and, consistent with the Company's recent turnaround initiatives, reflect improved brand momentum, operating efficiencies and cost management.

Despite softer than expected market conditions in the golf industry, the Company's results include 6% sales growth for the first half of 2013, and 1% sales growth for the second quarter of 2013, both on a constant currency basis on its current business, which excludes the brands and businesses that in 2012 were sold or transitioned to a third party model. The Company's GAAP sales results reflect the impact of the sold or transitioned businesses, which negatively impacted GAAP sales comparisons by approximately $45 million for the first half of 2013 and by approximately $25 million for the second quarter of 2013. The reported GAAP sales results were also impacted by changes in foreign currency rates in 2013 as compared to 2012, which adversely affected sales by approximately $18 million for the first half of 2013 and by approximately $10 million for the second quarter of 2013. GAAP sales, which include the impact of foreign currency and the sold or transitioned businesses, decreased by 5% and 11% for the first half and second quarter of 2013, respectively.

The Company's improved brand momentum, operating efficiencies and cost management enabled the Company to overcome the softer than expected market conditions, adverse effects of the changes in foreign currency rates, and the impact of the sold or transitioned businesses. As a result, the Company reported improvements in operating income and earnings per share on a GAAP and non-GAAP basis for both the first half of 2013 and second quarter of 2013 as compared to the same periods in 2012.

GAAP RESULTS.

For the second quarter of 2013, the Company reported the following GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$250	-	$281	-	($31)
Gross Profit	$96	38.3%	$111	39.4%	($15)
Operating Expenses	$84	34%	$101	36%	$17
Operating Income	$11	5%	$10	3%	$1
Net Income	$10	4%	$3	1%	$7
Earnings per share	$0.12	-	$0.00	-	$0.12

For the first half of 2013, the Company reported the following GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$537	-	$566	-	($29)
Gross Profit	$226	42.1%	$235	41.5%	($9)
Operating Expenses	$174	33%	$198	35%	$24
Operating Income	$52	10%	$37	7%	$15
Net Income	$52	10%	$35	6%	$17
Earnings per share	$0.59	-	$0.41	-	$0.18

NON-GAAP FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company has also provided additional information concerning its results on a non-GAAP basis. The manner in which the non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the second quarter of 2013, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$250	-	$281	-	($31)
Gross Profit	$100	40.0%	$112	39.7%	($12)
Operating Expenses	$83	33%	$97	35%	$14
Operating Income	$16	7%	$14	5%	$2
Net Income	$10	4%	$6	2%	$4
Earnings per share	$0.12	-	$0.05	-	$0.07

For the first half of 2013, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$537	-	$566	-	($29)
Gross Profit	$232	43.3%	$236	41.7%	($4)
Operating Expenses	$172	32%	$201	35%	$29
Operating Income	$60	11%	$35	6%	$25
Net Income	$39	7%	$21	4%	$18
Earnings per share	$0.45	-	$0.25	-	$0.20

"We are pleased with the results for the second quarter and first half of the year, with continued gains in market share in most major markets driving an increase in sales on a constant currency, continuing business basis of 1% and 6% respectively," commented Chip Brewer, President and Chief Executive Officer. "Likewise, non-GAAP net income for the second quarter and first half of the year increased 71% and 86%, respectively, compared to the same periods in 2012. Our turnaround plan remains on track and we have been able to continue to grow our hard goods market share despite market conditions that remained challenging during the quarter due to both continued adverse weather conditions and higher than normal promotional activity in both North America and Europe."

"Our new products, and in particular our X Hot line of woods and irons, have resonated well this year with consumers globally," continued Mr. Brewer. "Additionally, we are equally excited about the new products being introduced during the second half of this year, which include the new OptiForce driver and fairway woods, the Mack Daddy 2 wedges designed by Roger Cleveland, as well as our new Legacy Black product line to be introduced in Japan and the rest of Asia later this quarter. However, due to softer than expected market conditions and increased promotional activity, we are reducing our full year sales guidance and indicating in our revised earnings guidance that it is unclear whether our improved operating performance will be able to continue to offset fully the reduced sales estimates as we have been able to so far this year."

Business Outlook

Because of softer than expected market conditions and increased promotional activity, the Company is revising its full year financial guidance. The Company is currently providing the following revised guidance for the full year 2013:

  Net sales for the full year 2013 are currently estimated to be $810-$820 million, compared to previous guidance of $830 million.  Net sales for 2012 were $834 million, which included sales of $60 million related to the brands and products that in 2012 were sold or transitioned to a third party model.  Excluding sales from the sold or transitioned businesses, the Company estimates that net sales from its current business on a constant currency basis will increase by approximately 10% compared to 2012.
  For the full year 2013, the Company estimates a non-GAAP pre-tax loss within a range of $9 million to breakeven, which based upon an assumed tax rate of 38.5% equates to an estimated non-GAAP net loss within a range of $6 million to breakeven and a non-GAAP loss per share of $0.12-$0.04 including the impact of dividends paid on the Company's outstanding convertible preferred stock. The Company's prior guidance was for net income at breakeven and a loss per share of $0.04. For the full year 2012, the Company's non-GAAP loss was $43 million with a non-GAAP loss per share of $0.77.*

*Note: The non-GAAP estimates of earnings/loss exclude for 2013 carryover charges related to the Company's 2012 cost-reduction initiatives and exclude for 2012 gains and charges related to the sale of the Top-Flite/Ben Hogan brands and the 2012 cost-reduction initiatives. The non-GAAP estimates for both 2013 and 2012 are based upon an assumed tax rate of 38.5% for comparative purposes because the GAAP tax rates are not directly correlated to the Company's pre-tax results due to the effect of the Company's deferred tax valuation allowance.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results, business and outlook for the balance of 2013. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, August 1, 2013. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 19421069.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's net sales or projected net sales on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period net sales as compared to the applicable comparable prior period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable prior period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Excluded Items. The Company presented certain of the Company's financial results excluding (i) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands, (ii) charges related to the 2012 cost-reduction initiatives, or (iii) sales related to the Top-Flite and Ben Hogan brands or the products that were transitioned in 2012 to a third party model, including U.S. apparel and footwear.

Adjusted EBITDA. The Company provided information about its results, excluding interest, taxes, depreciation and amortization expenses, and impairment charges ("Adjusted EBITDA").

Assumed Tax Rate. As a result of the Company's previously reported deferred tax valuation allowance that was first established in 2011, the Company's GAAP tax rate is not directly correlated to the Company's pre-tax results. For comparative purposes, the Company has provided certain of the Company's income/loss and earnings/loss per share information and Adjusted EBITDA information based upon an assumed tax rate of 38.5%. The difference between the Company's actual tax rate and this assumed tax rate for historical periods is reflected on the attached schedules under "Non-Cash Tax Adjustment."

The non-GAAP information presented should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in this press release and the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated 2013 sales, sales growth, pre-tax and net loss and loss per share for 2013, anticipated market conditions and promotional activity for the balance of 2013, the success of the Company's new products, the success of the Company's recovery/turnaround, and long-term outlook are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the 2012 cost-reduction initiatives; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf® and Odyssey® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.comor shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 29,959	$ 52,003
Accounts receivable, net	229,290	91,072
Inventories	187,230	211,734
Assets held for sale	-	2,396
Other current assets	32,216	29,791
Total current assets	478,695	386,996

Property, plant and equipment, net	76,019	89,093
Intangible assets, net	117,350	118,223
Other assets	43,636	43,324
Total assets	$ 715,700	$ 637,636

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 127,688	$ 129,021
Accrued employee compensation and benefits	25,443	20,649
Accrued warranty expense	8,241	7,539
Other current liabilities	5,534	4,357
Asset-based credit facility	38,500	-
Total current liabilities	205,406	161,566

Long-term liabilities	152,262	154,362
Shareholders' equity	358,032	321,708
Total liabilities and shareholders' equity	$ 715,700	$ 637,636

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,
	2013	2012

Net sales	$ 249,646	$ 281,123
Cost of sales	153,994	170,470
Gross profit	95,652	110,653
Operating expenses:
Selling	61,672	75,711
General and administrative	15,169	18,446
Research and development	7,333	6,930
Total operating expenses	84,174	101,087
Income from operations	11,478	9,566
Other income (expense), net	28	(4,571)
Income before income taxes	11,506	4,995
Income tax provision	1,435	2,196
Net income	10,071	2,799
Dividends on convertible preferred stock	783	2,625
Net income allocable to common shareholders	$ 9,288	$ 174

Earnings per common share:
Basic	$0.13	$0.00
Diluted	$0.12	$0.00
Weighted-average common shares outstanding:
Basic	71,111	65,060
Diluted	86,349	65,112

	Six Months Ended
	June 30,
	2013	2012

Net sales	$ 537,402	$ 566,221
Cost of sales	311,314	331,197
Gross profit	226,088	235,024
Operating expenses:
Selling	129,980	152,549
General and administrative	29,756	30,680
Research and development	14,746	14,403
Total operating expenses	174,482	197,632
Income from operations	51,606	37,392
Other income (expense), net	4,029	(887)
Income before income taxes	55,635	36,505
Income tax provision	3,904	1,904
Net income	51,731	34,601
Dividends on convertible preferred stock	1,566	5,250
Net income allocable to common shareholders	$ 50,165	$ 29,351

Earnings per common share:
Basic	$0.71	$0.45
Diluted	$0.59	$0.41
Weighted-average common shares outstanding:
Basic	71,086	65,021
Diluted	92,235	84,950

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income	$ 51,731	$ 34,601
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13,428	18,234
Deferred taxes, net	200	(1,746)
Non-cash share-based compensation	1,670	1,896
Loss (gain) on disposal of long-lived assets	2,644	(975)
Gain on sale of intangible assets	-	(6,602)
Discount amortization on convertible notes	344	-
Changes in assets and liabilities	(137,057)	(136,688)
Net cash used in operating activities	(67,040)	(91,280)

Cash flows from investing activities:
Capital expenditures	(6,004)	(14,115)
Net proceeds from sale of intangible assets	-	26,861
Proceeds from sale of property, plant and equipment	3,935	70
Other investing activities	(1,480)	-
Net cash (used in) provided by investing activities	(3,549)	12,816

Cash flows from financing activities:
Dividends paid	(2,989)	(6,554)
Proceeds from credit facilities, net	38,500	70,150
Other financing activities	-	69
Net cash provided by financing activities	35,511	63,665

Effect of exchange rate changes on cash	13,034	(238)
Net decrease in cash and cash equivalents	(22,044)	(15,037)
Cash and cash equivalents at beginning of period	52,003	43,023
Cash and cash equivalents at end of period	$ 29,959	$ 27,986

Callaway Golf Company
Consolidated Net Sales, Operating Segment Information and Non-GAAP Reconciliation
(In thousands)
(Unaudited)

	Net Sales by Product Category						Net Sales by Product Category
	Quarter Ended						Six Months Ended
	June 30,		Growth/(Decline)				June 30,		Growth/(Decline)
	2013	2012	Dollars		Percent		2013	2012	Dollars		Percent
Net sales:
Woods	$ 71,945	$ 58,549	$ 13,396		23%		$ 171,446	$ 149,278	$ 22,168		15%
Irons	55,519	57,825	(2,306)		-4%		113,020	116,141	(3,121)		-3%
Putters	22,880	38,873	(15,993)		-41%		55,430	62,965	(7,535)		-12%
Golf balls	43,428	49,838	(6,410)		-13%		86,413	92,384	(5,971)		-6%
Accessories and other	55,874	76,038	(20,164)		-27%		111,093	145,453	(34,360)		-24%
Income before income taxes	$ 249,646	$ 281,123	$ (31,477)		-11%		$ 537,402	$ 566,221	$ (28,819)		-5%

	Net Sales by Region								Net Sales by Region
							Constant Currency Excluding Businesses Sold or Transitioned Growth vs. 2012 (1) (2)									Constant Currency Excluding Businesses Sold or Transitioned Growth vs. 2012 (1) (2)

	Quarter Ended					Constant Currency			Six Months Ended						Constant Currency Growth vs. 2012(1)
	June 30,		Growth/(Decline)			Growth vs. 2012(1)			June 30,			Growth/(Decline)
	2013	2012	Dollars		Percent	Percent	Percent		2013		2012	Dollars	Percent		Percent	Percent
Net sales:
United States	$ 124,368	$ 142,343	$ (17,975)		-13%	-13%	1%		$ 284,147		$ 292,042	$ (7,895)	-3%		-3%	9%
Europe	40,152	43,443	(3,291)		-8%	-5%	-1%		78,448		86,142	(7,694)	-9%		-7%	-2%
Japan	36,718	36,978	(260)		-1%	23%	23%		80,844		79,233	1,611	2%		22%	22%
Rest of Asia	22,863	26,613	(3,750)		-14%	-16%	-16%		42,963		44,609	(1,646)	-4%		-6%	-6%
Other foreign countries	25,545	31,746	(6,201)		-20%	-18%	-7%		51,000		64,195	(13,195)	-21%		-19%	-5%
	$ 249,646	$ 281,123	$ (31,477)		-11%	-8%	1%		$ 537,402		$ 566,221	$ (28,819)	-5%		-2%	6%

(1)Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S.
(2)Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S. and excludes sales related to businesses sold or transitioned to a third party model.

	Operating Segment Information						Operating Segment Information
	Quarter Ended June 30,						Six Months Ended June 30,
				Growth/(Decline)						Growth/(Decline)
	2013	2012	Dollars		Percent		2013	2012	Dollars		Percent
Net sales:
Golf clubs	$ 206,218	$ 231,285	$ (25,067)		-11%		$ 450,989	$ 473,837	$ (22,848)		-5%
Golf balls	43,428	49,838	(6,410)		-13%		86,413	92,384	(5,971)		-6%
	$ 249,646	$ 281,123	$ (31,477)		-11%		$ 537,402	$ 566,221	$ (28,819)		-5%

Income before income taxes:
Golf clubs(1)	$ 20,831	$ 17,953	$ 2,878		16%		$ 64,821	$ 50,595	$ 14,226		28%			`
Golf balls (1)	710	4,162	(3,452)		-83%		6,896	5,739	1,157		-20%
Reconciling items (2)	(10,035)	(17,120)	7,085		-41%		(16,082)	(19,829)	3,747		19%
	$ 11,506	$ 4,995	$ 6,511		130%		$ 55,635	$ 36,505	$ 19,130		52%

(1)In connection with the Cost Reduction Initiatives, the Company's golf clubs and golf balls segments recognized pre-tax charges of $0.6 million and $4.1 million, respectively, during the three months ended June 30, 2013, and $1.7 million and $0.3 million, respectively, during the three months ended June 30, 2012. The Company's golf clubs and golf balls segments recognized pre-tax charges of $3.3 million and $4.2 million, respectively, during the six months ended June 30, 2013, in connection with these initiatives, and $1.7 million and $0.3 million, respectively, during the six months ended June 30, 2012.

(2)Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information - Non-GAAP Information and Reconciliation
(In thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation to GAAP Reported Results:
	Quarter Ended June 30,					Quarter Ended June 30,
	2013					2012

	Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Gain on Sale of TF/BH (1)	Non-Cash Tax Adjustment(2)	Total as Reported
Net sales	$ 249,646	$ -	$ -	$ 249,646		$ 281,123	$ -	$ -	$ -	$ 281,123
Gross profit	99,739	(4,087)	-	95,652		111,590	(937)	-	-	110,653
% of sales	40%	-2%	n/a	38%		40%	-1%	n/a	n/a	39%
Operating expenses	83,263	911	-	84,174		97,367	3,706	14	-	101,087
Income from operations	16,476	(4,998)	-	11,478		14,223	(4,643)	(14)	-	9,566
Other income, (expense) net	28	-	-	28		(4,571)	-	-	-	(4,571)
Income (loss) before income taxes	16,504	(4,998)	-	11,506		9,652	(4,643)	(14)	-	4,995
Income tax provision (benefit)	6,354	(1,924)	(2,995)	1,435		3,717	(1,788)	(5)	272	2,196
Net income (loss) allocable to common shareholders	10,150	(3,074)	2,995	10,071		5,935	(2,855)	(9)	(272)	2,799
Dividends on convertible preferred stock	783	-	-	783		2,625	-	-	-	2,625
Net income (loss) allocable to common shareholders	$ 9,367	$ (3,074)	$ 2,995	$ 9,288		$ 3,310	$ (2,855)	$ (9)	$ (272)	$ 174

Diluted earnings (loss) per share:	$ 0.12	$ (0.04)	$ 0.04	$ 0.12		$ 0.05	$ (0.04)	$ (0.00)	$ (0.01)	$ 0.00
Weighted-average shares outstanding:	86,349	86,349	86,349	86,349		65,112	65,112	65,112	65,112	65,112

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2)Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3)Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, workforce reductions and costs related to transitioning to a third party model for the U.S. apparel, footwear and uPro GPS businesses.

	Six Months Ended June 30,					Six Months Ended June 30,
	2013					2012
	Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment (2)	Total as Reported		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Gain on Sale of Top-Flite & Ben Hogan(1)	Non-Cash Tax Adjustment (2)	Total as Reported
Net sales	$ 537,402	$ -	$ -	$ 537,402		$ 566,221	$ -	$ -	$ -	$ 566,221
Gross profit	232,457	(6,369)	-	226,088		235,985	(961)	-	-	235,024
% of sales	43%	-1%	n/a	42%		42%	0%	n/a	n/a	42%
Operating expenses	172,344	2,138	-	174,482		200,524	3,710	(6,602)	-	197,632
Income (expense) from operations	60,113	(8,507)	-	51,606		35,461	(4,671)	6,602	-	37,392
Other income (expense), net	4,029	-	-	4,029		(887)	-	-	-	(887)
Income (loss) before income taxes	64,142	(8,507)	-	55,635		34,574	(4,671)	6,602	-	36,505
Income tax provision (benefit)	24,695	(3,275)	(17,516)	3,904		13,311	(1,798)	2,542	(12,151)	1,904
Net income (loss)	39,447	(5,232)	17,516	51,731		21,263	(2,873)	4,060	12,151	34,601
Dividends on convertible preferred stock	1,566	-	-	1,566		5,250	-	-	-	5,250
Net income (loss) allocable to common shareholders	$ 37,881	$ (5,232)	$ 17,516	$ 50,165		$ 16,013	$ (2,873)	$ 4,060	$ 12,151	$ 29,351

Diluted earnings (loss) per share:	$ 0.45	$ (0.05)	$ 0.19	$ 0.59		$ 0.25	$ (0.03)	$ 0.05	$ 0.14	$ 0.41
Weighted-average shares outstanding:	92,235	92,235	92,235	92,235		84,950	84,950	84,950	84,950	84,950

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2)Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3)Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, workforce reductions and costs related to transitioning to a third party model for the U.S. apparel, footwear and uPro GPS businesses.

	2013 Trailing Twelve Month Adjusted EBITDA					2012 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013	Total	2011	2011	2012	2012	Total
Net income (loss)	$ (86,798)	$ (72,006)	$ 41,660	$ 10,071	$ (107,073)	$ (62,587)	$ (62,985)	$ 31,802	$ 2,799	$ (90,971)
Interest expense, net	1,343	1,919	2,157	2,470	7,889	399	324	817	884	2,424
Income tax provision (benefit)	750	3,008	2,469	1,435	7,662	14,854	12,442	(292)	2,196	29,200
Depreciation and amortization expense	8,342	7,835	6,956	6,472	29,605	9,247	10,198	8,745	9,489	37,679
Impairment charge	17,056	4,877	-	-	21,933	-	1,120	-	-	1,120
Adjusted EBITDA	$ (59,307)	$ (54,367)	$ 53,242	$ 20,448	$ (39,984)	$ (38,087)	$ (38,901)	$ 41,072	$ 15,368	$ (20,548)

Callaway Golf Company
Constant Currency Net Sales Excluding Businesses Sold or Transitioned
(In thousands)
(Unaudited)

	Constant Currency Net Sales Excluding Businesses Sold or Transitioned(F)
	Quarter Ended
	June 30,			First Half			Full Year
	2013	2012	Percent	2013	2012	Percent	2013 (F)	2012	Percent

Net sales:	$ 249,646	$ 281,123	-11%	$ 537,402	$ 566,221	-5%	$ 815,000	$ 834,065	-2%
Businesses sold/transitioned	(912)	(25,997)		(2,601)	(47,302)		(2,601)	(60,020)
Sales, net of businesses sold/transitioned	248,734	255,126	-3%	534,801	518,919	3%	812,399	774,045	5%
Currency impact (1) (2)	9,688	-		17,792	-		39,500	-
Sales, net of businesses sold/transitioned and currency impact
	$ 258,422	$ 255,126	1%	$ 552,593	$ 518,919	6%	$ 851,899	$ 774,045	10%

(1)Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S.
(2) Full year currency impact is calculated by applying the difference between 2012 exchange rates and estimated full year 2013 exchange rates to estimated full year sales in regions outside the U.S.
(F)Amounts include reported results for the first half of 2013 combined with forecasted results for the remainder of the full year. Full year forecast was derived by taking the midpoint from the range of net sales as provided in the revised guidance for 2013.